Exhibit 99.1

FOR IMMEDIATE RELEASE
Compass Minerals Provides Preliminary Third-Quarter Salt Segment Update and Revised Full-Year Earnings Guidance

OVERLAND PARK, Kan. (Oct. 23, 2018) - Compass Minerals (NYSE: CMP) announced today that production rates at its Goderich, Ontario, salt mine were lower-than-expected for the third quarter of 2018. As a result, the company now expects full-year earnings per share to range from $2.20 and $2.50.

“We are disappointed with our salt segment earnings, which were pressured this quarter by lower-than-expected production at our Goderich mine. Our employees are making improvements each month to ramp up production with our new continuous mining systems; however, the pace of improvement continues to be slower than expected since the end of the strike. Our new guidance reflects this slower ramp-up for the remainder of the year,” said Fran Malecha, Compass Minerals CEO and president. “While our Salt operations in North America have been challenged in the third quarter, our Plant Nutrition business has executed well and is expected to deliver strong third-quarter 2018 results.”

The company estimates a negative impact of $15 million to third-quarter 2018 Salt segment earnings related to the cost impact of the lower production rates at our Goderich mine. Additional details will be discussed during the company’s third-quarter conference call on Thursday, Nov. 1, at 10:00 a.m. ET. Information regarding the conference call can be found at www.investors.compassminerals.com.

About Compass Minerals
Compass Minerals is a leading provider of essential minerals that solve nature’s challenges, including salt for winter roadway safety and other consumer, industrial and agricultural uses, and specialty plant nutrition minerals that improve the quality and yield of crops. The company produces its minerals at locations throughout the U.S., Canada, Brazil and the U.K., operating 22 production facilities and employing more than 3,000 personnel worldwide. Compass Minerals’ mission is to be the best essential minerals company by safely delivering where and when it matters.

Investor Contact	Media Contact
Theresa L. Womble	Tara Hefner
Director of Investor Relations	Director of Corporate Affairs
+1.913.344.9362	+1.913.344.9319
womblet@compassminerals.com	MediaRelations@compassminerals.com

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the company’s outlook for 2018, including segment financial results and earnings per share, and production rates and improvements. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) pressure on prices and impact from competitive products, (iii) any inability by the company to fund necessary capital expenditures or successfully implement any capital projects, (iv) foreign exchange rates and the cost and availability of transportation for the distribution of the company’s products, (v) any inability by the company to successfully implement its cost savings initiatives, and (vi) impacts of the Goderich mine strike, including any work stoppages or slowdowns. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and September 30, 2018, filed or to be filed with the SEC. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.